As filed with the Securities and Exchange Commission on January 16, 2024

Registration No. 333-276382

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3
(Amendment No. 1)

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

HEALTHCARE TRIANGLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	7373	84-3559776
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7901 Stoneridge Drive, Suite 220

Pleasanton, CA 94588

(925) 270-4812

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thyagarajan Ramachandran

Chief Financial Officer

Healthcare Triangle, Inc.

7901 Stoneridge Drive, Suite 220

Pleasanton, CA 94588

(925) 270-4812

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross Carmel, Esq. Jeffrey Wofford, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 (212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 of Healthcare Triangle, Inc.6 (File No. 333-276382) (the “Registration Statement”) is being filed as an exhibit-only filing to file a Form of Senior Indenture, filed herewith as Exhibit 4.2, and a Form of Subordinated Indenture, filed herewith as Exhibit 4.3. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, the Form of Senior Indenture (filed herewith as Exhibit 4.2), and the Form of Subordinated Indenture (filed herewith as Exhibit 4.3). The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

Item 16. Exhibits.

(a) Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement or Purchase Agreement
1.2+	ATM Sales Agreement, dated January 4, 2024 between the Registrant and Dawson James Securities, Inc.
3.1	Certificate of Incorporation of the Company(1)
3.2	Bylaws of the Company(1)
3.3	Amendment to Certificate of Incorporation of the Company(1)
3.4	Series A Super Voting Preferred Stock Certificate of Designation(1)
3.5	Series A Super Voting Preferred Stock Amended and Restated Certificate of Designations(1)
4.1	Form of Representative’s Warrant(1)
4.2#	Form of Senior Indenture
4.3#	Form of Subordinated Indenture
4.4*	Form of Certificate of Designation
4.5*	Form of Deposit Agreement
4.6*	Form of Depositary Agreement
4.7*	Form of Warrant Agreement
4.8*	Form of Warrant
4.9*	Form of Rights Agreement
4.10*	Form of Unit Agreement
5.1+	Opinion of Sichenzia Ross Ference Carmel LLP relating to the base prospectus
5.2+	Opinion of Sichenzia Ross Ference Carmel LLP relating to the ATM prospectus
10.1	Asset Transfer Agreement, dated January 1, 2020 between the Company and SecureKloud Technologies, Inc(1)
10.2	Equity Purchase Agreement, dated May 8, 2020 between the Company and SecureKloud Technologies, Inc. (1)
10.3	Form of Common Stock Securities Purchase Agreement(1)
10.4	Form of 10% Convertible Promissory Note issued pursuant to the Securities Purchase Agreement(1)
10.5	Form of Common Stock Purchase Warrant issued pursuant to the Securities Purchase Agreement(1)
10.6	The Company’s 2020 Stock Incentive Plan(1)
10.7	Form of Grant(1)
10.8	Master Services Agreement dated January 1, 2020 between the Company and SecureKloud Technologies, Inc.(1)
10.9	Shared Services Agreement dated January 1, 2020 between the Company and SecureKloud Technologies, Inc.(1)
10.10	Rental Sublease Agreement dated January 4, 2020 between SecureKloud Technologies, Inc. and the Company(1)
10.11	IT Master Services Agreement effective as of May 1, 2017 between F. Hoffmann-La Roche Ltd and the Company(1)
10.12	Form of Statement of Work under Master Services Agreement between F. Hoffmann-La Roche Ltd and the Company(1)
10.13	Form of Common Stock Purchase Warrant to be issued to the Placement Agent for the Note and Warrant Private Offering(1)
10.14	Share Purchase Agreement, dated December 10, 2021, among Healthcare Triangle, Inc., Devcool, Inc., Go To Assistance Inc., and Mr. Sandeep Deokule(2)
10.15	Convertible Promissory Note, dated December 10, 2021 made to Go To Assistance Inc(3)
10.16	Consulting Agreement dated December 10, 2021 between the Company and Sandeep Deokule(3)
21.1	List of Subsidiaries of the Company(1)
23.1+	Consent of BF Borgers CPA PC
23.2+	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this prospectus)
25.1*	Form T-1 Statement of Eligibility to act as trustee under the Indenture
107+	Exhibit Filing Fees

#	Filed herewith.
+	Previously Filed.
*	To be filed, if necessary, by post-effective amendment to this registration statement or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1 (No. 333-259180), filed with the SEC on October 8, 2021.
(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on December 14, 2021.
(3)	Incorporated by reference to the Company’s Annual Report on Form 10-K filed on March 8, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 16, 2024

Healthcare Triangle, Inc.

By:	/s/ Dave Rosa
Dave Rosa Chairman of the Board and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Dave Rosa	Chairman of the Board and Director	January 16, 2024
Dave Rosa

/s/ Thyagarajan Ramachandran	Chief Financial Officer (principal financial and accounting officer)	January 16, 2024
Thyagarajan Ramachandran

/s/ Lakshmanan Kannappan	Business Head (principal executive officer)	January 16, 2024
Lakshmanan Kannappan

/s/ Shibu Kizhakevilayil	Director	January 16, 2024
Shibu Kizhakevilayil

/s/ Ronald McClurg	Director	January 16, 2024
Ronald McClurg

/s/ Jainal Bhuiyan	Director	January 16, 2024
Jainal Bhuiyan

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